UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  December 22, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On December 16, 2005, pursuant to authorization by the Compensation & Organization Committee of the Tribune Company Board of Directors, Tribune Company (the “Company”) accelerated the vesting of certain stock options as follows:

Date of Grant	Total Options Accelerated	Grant Price	New Vest Date
February 11, 2003	377,000	$45.90	December16, 2005
February 10, 2004	417,750	$52.05	December 16, 2005
February 8, 2005	3,547,300	$40.59	December 16, 2005

The February 2003 and February 2004 stock options that were accelerated are held by executive officers of the Company and were not previously accelerated in June 2005 when the unvested February 2003 and February 2004 stock options held by non-executive officers were accelerated. The February 2005 stock options that were accelerated constitute all outstanding stock options granted to employees on that date, including stock options granted to executive officers of the Company. All other terms and conditions of the stock options that were accelerated are unchanged. No other Company stock option grants are affected by this action.

The accelerated vesting of these stock options is one of several actions the Company has recently taken to reduce stock-based compensation expense that will be recorded in future years with the adoption of Statement of Financial Accounting Standards No. 123R. Over the last two years, the Company has reduced the number of stock options granted by approximately 45%. Also, the February 2004 and February 2005 stock option grants have 8-year terms, down from 10 years for previous grants, and do not have a replacement option feature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: December 22, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President/Assistant General Counsel